                                                                     EXHIBIT 3.1

                                THE COMPANIES LAW
                       EXEMPTED COMPANY LIMITED BY SHARES

                            SECOND AMENDED & RESTATED
                            MEMORANDUM OF ASSOCIATION

                                       OF

                   YINGLI GREEN ENERGY HOLDING COMPANY LIMITED

           (Adopted by special resolution passed on 20 December, 2006)

1.   The name of the Company is Yingli Green Energy Holding Company Limited.

2. The Registered Office of the Company shall be at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands.

3. Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.

4. Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of The Companies Law.

5. Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6. The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7. The liability of each member is limited to the amount from time to time unpaid on such member's shares.

8. The share capital of the Company is US$10,000,000 divided into 967,513,542 Ordinary Shares of a par value of US$0.01 each, 8,081,081 Series A Preferred Shares of a par value of US$0.01 each and 24,405,377 Series B Preferred Shares of a par value of US$0.01 each.

9. The Company may exercise the power contained in the Companies Law to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

                            SECOND AMENDED & RESTATED

                             ARTICLES OF ASSOCIATION

                                       OF

                   YINGLI GREEN ENERGY HOLDING COMPANY LIMITED

           (ADOPTED BY SPECIAL RESOLUTION PASSED ON 20 DECEMBER, 2006)

                                TABLE OF CONTENTS


                                    TABLE A
                                 INTERPRETATION
1.  Definitions

                                     SHARES
2.  Power to Issue Shares
3.  Redemption and Purchase of Shares
4.  Rights Attaching to Shares
5.  Calls on Shares
6.  Joint and Several Liability to Pay Calls
7.  Forfeiture of Shares
8.  Share Certificates
9.  Fractional Shares

                             REGISTRATION OF SHARES
10. Register of Members
11. Registered Holder Absolute Owner
12. Transfer of Registered Shares
13. Transmission of Registered Shares

                           ALTERATION OF SHARE CAPITAL
14. Power to Alter Capital
15. Variation of Rights Attaching to Shares

                          DIVIDENDS AND CAPITALISATION
16. Dividends
17. Power to Set Aside Profits
18. Method of Payment
19. Capitalisation

                               MEETINGS OF MEMBERS
20. Annual General Meetings
21. Extraordinary General Meetings
22. Requisitioned General Meetings
23. Notice
24. Giving Notice
25. Postponement of General Meeting
26. Participating in Meetings by Telephone
27. Quorum at General Meetings
28. Chairman to Preside
29. Voting on Resolutions
30. Power to Demand a Vote on a Poll
31. Voting by Joint Holders of Shares
32. Instrument of Proxy
33. Representation of Corporate Member
34. Adjournment of General Meeting
35. Written Resolutions
36. Directors Attendance at General Meetings

                             DIRECTORS AND OFFICERS
37. Election of Directors
38. Number of Directors
39. Term of Office of Directors
40. Alternate Directors
41. Removal of Directors
42. Vacancy in the Office of Director
43. Remuneration of Directors
44. Defect in Appointment of Director
45. Directors to Manage Business
46. Powers of the Board of Directors
46A. Proceedings of the Directors
46B. Itmes Requiring Unanimous Consent
47. Register of Directors and Officers
48. Officers
49. Appointment of Officers
50. Duties of Officers
51. Remuneration of Officers
52. Conflicts of Interest
53. Indemnification and Exculpation of Directors and Officers

                       MEETINGS OF THE BOARD OF DIRECTORS
54. Board Meetings
55. Notice of Board Meetings
56. Participation in Meetings by Telephone
57. Quorum at Board Meetings
58. Board to Continue in the Event of Vacancy
59. Chairman to Preside
60. Written Resolutions
61. Validity of Prior Acts of the Board

                                CORPORATE RECORDS
62. Minutes
63. Register of Mortgages and Charges
64. Form and Use of Seal

                                    ACCOUNTS
65. Books of Account
66. Financial Year End

                                     AUDITS
67. Audit
68. Appointment of Auditors
69. Remuneration of Auditors
70. Duties of Auditor
71. Access to Records

                      VOLUNTARY WINDING-UP AND DISSOLUTION
72. Winding-Up

                             CHANGES TO CONSTITUTION
73. Changes to Articles
74. Changes to the Memorandum of Association
75. Discontinuance

                                   SCHEDULE I
                                   SCHEDULE II
                                  SCHEDULE III

                           TABLE A / SUPREMACY CLAUSES

     The regulations in Table A in the First Schedule to the Law (as defined below) do not apply to the Company.

     The terms as set out in Schedules I, II and III to these Articles form part of the Articles and if any other provisions set out in these Articles conflict with such schedules, the provisions set out in the schedules shall prevail.

     All the provisions contained in the Shareholders Agreement shall, to the extent they do not constitute a breach of the Law, be incorporated into these Articles. If any provisions of these Articles at any time conflict with any of the provisions of the Shareholders Agreement, the provisions of the Shareholders Agreement shall prevail and the Members shall whenever necessary exercise all voting and other rights and powers available to them to procure the amendment of these Articles to the extent necessary to permit the Company and its affairs to be carried out in accordance with the Shareholders Agreement.

     Nothing in these Articles (which, for the avoidance of doubt, includes the Schedules hereto and the Shareholders Agreement (as amended from time to time)), and, more specifically, no rights granted hereby to any holder of Series A Shares or Series B Shares, shall derogate, limit, restrict or interfere with the implementation and/or the enforcement of the provisions of the following documents, which have been entered into by and between, amongst others, the Company and Yingli Power Holding Company Ltd. ("YPHC") in connection with the issue by the Company of US$85 (principal value) Convertible Bonds (due 2008) as constituted by a Trust Deed between the Company and DB Trustees (Hong Kong) Limited ("DB") dated 13 November 2006 (the "TRUST DEED"):

     (a)  the Trust Deed;

     (b) a Paying and Conversion Agency Agreement between the Company, DB and Deutsche Bank AG, Hong Kong Branch dated 13 November 2006;

     (c) a Subscription Agreement between the Company and YPHC dated 13 November 2006;

     (d) an Equity Purchase Agreement between the Company, DB and Baoding Tianwei Yingli New Energy Resources Co., Ltd. dated 13 November 2006;

     (e)  a Debenture between the Company and DB dated 13 November 2006;

     (f)  a Share Charge between YPHC and DB dated 13 November 2006;

     (g) a Share Charge between Liansheng Miao ("LM") and DB dated 13 November 2006;

     (h)  a Trust Deed between the YPHC, LM and DB dated 13 November 2006;

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     (i)  a Note Purchase Agreement between the YPHC and the Purchasers listed in Schedule A to the Note Purchase Agreement dated 13 November 2006;

     (j) a Warrant Instrument between the YPHC, LM and Deutsche bank AG dated 13 November 2006;

     (k) an Agency Agreement between the YPHC and Deutsche Bank AG, Hong Kong Branch dated 13 November 2006;

     (l) a Paying Agency Agreement between the YPHC, DB and Deutsche Bank AG, Hong Kong Branch dated 13 November 2006;

     (m)  a Debenture between the YPHC and DB dated 13 November 2006; and

     (n) an Escrow Agreement dated 13 November 2006 between the Company, YPHC, DB and Deutsche Bank AG, Hong Kong Branch.

                                 INTERPRETATION

1.   DEFINITIONS

1.1 In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Additional Ordinary Shares       all Ordinary Shares issued by the Company;
                                 provided that the term "Additional Ordinary
                                 Shares" does not include (i) Employee
                                 Securities; (ii) Ordinary Shares issued upon
                                 conversion of the Preferred Shares, upon
                                 exercise of any outstanding warrants or options
                                 or upon conversion or exchange of any
                                 outstanding convertible or exchangeable
                                 securities; (iii) Ordinary Shares issued in
                                 connection with any share split, share
                                 dividend, consolidation, recapitalization or
                                 other similar transaction of the Company
                                 approved by the Board (with the consent of the
                                 Series B Nominee Director, if any); (iv)
                                 Ordinary Shares issued or deemed issued as a
                                 dividend or distribution on Preferred Shares as
                                 approved by the Board (with the consent of the
                                 Series B Nominee Director, if any), or (v) any
                                 other security that is issued with the approval
                                 of a majority of the Board of Directors
                                 (including the Preferred Shareholder Directors,
                                 if any);

Affiliate                        means, in respect of a Person, any other Person
                                 that directly or indirectly through one or more
                                 intermediaries, Controls, is Controlled by, or
                                 is under common Control with, such Person,

                                 including, without limitation, any general partner, officer or director of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person;

Alternate Director               an alternate director appointed in accordance
                                 with these Articles;

Articles these Articles of Association as altered from time to time;

Auditor                          includes an individual or partnership;

Board the board of directors appointed or elected pursuant to these Articles and acting at a meeting of directors at which there is a quorum or by written resolution in accordance with these Articles;

Company the company for which these Articles are approved and confirmed;

Control with respect to any third Person means the possession, directly or indirectly, of the power or the ability to direct or cause the direction of the management and affairs of such third Person whether, through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body of such third Person;

Convertible Bonds                means the US$85,000,000 Bonds due 2008 issued
                                 by the Company under the Trustee Deed, dated
                                 November 13, 2006, between the Company and DB
                                 Trustees (Hong Kong) Limited, which are
                                 convertible into Ordinary Shares;

Director a director, including a sole director, for the time being of the Company and shall include an Alternate Director;

Founder                          Mr. Liansheng Miao and Yingli Power Holding
                                 Company Ltd.;

Group Company                    each of the Company, Operating Subsidiary, and

                                 their respective subsidiaries from time to time;

Law The Companies Law of the Cayman Islands and every modification, reenactment or revision thereof for the time being in force;

Lead Series B Shareholder        means Baytree Investments (Mauritius) Pte Ltd.;
                                 provided, however, that if Baytree Investments
                                 (Mauritius) Pte Ltd., together with its
                                 Affiliates, holds less than thirty three
                                 percent (33%) of the Series B Shares, the term
                                 Lead Series B Shareholder shall mean the
                                 holders of more than fifty percent (50%) of the
                                 Series B Shares in the aggregate then
                                 outstanding on a fully diluted, as converted
                                 basis;

Majority of the Series A         holders of more than fifty percent (50%) of the
Shareholders                     Series A Shares in the aggregate then
                                 outstanding on a fully diluted, as-converted
                                 basis;

Member the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

Memorandum                       the Memorandum of Association as altered from
                                 time to time;

month                            calendar month;

New Securities                   means any shares of the Company, whether now
                                 authorized or not, and any rights, options, or
                                 warrants to purchase shares of the Company, and
                                 securities of any type whatsoever that are, or
                                 may become, convertible into shares of the
                                 Company, provided that "New Securities" does
                                 not include: (a) any Preferred Shares purchased
                                 under the Series B Purchase Agreement; (b)
                                 Ordinary Shares issuable upon conversion of the
                                 Preferred Shares; (c) Ordinary Shares issuable
                                 upon conversion of the Convertible Bonds; (d)
                                 securities offered to the public pursuant to a
                                 Registration Statement; (e) Ordinary Shares
                                 issuable pursuant to the exercise of warrants,
                                 rights or options, issued or issuable to
                                 officers, directors, and employees of, and
                                 consultants to, any Group Company pursuant to

                                 stock option plans to be adopted by the
                                 Company, provided that the number of such Ordinary Shares shall not exceed five percent
                                 (5%) of the Ordinary Shares Equivalent after giving effect to the closing of the issuance of the Series B shares under the Series B Purchase
                                 Agreement); (f) shares issued without
                                 consideration pursuant to a stock dividend, stock sub-division, or similar transaction; (g) all Ordinary Shares or other securities hereafter issued in connection with or as consideration for acquisition or licensing of technology; (h) Ordinary Shares issuable pursuant to the exercise of the warrant, dated
                                 August 28, 2006, granted by the Company to TB
                                 Management Company Limited (the "TB MANAGEMENT
                                 WARRANT"); and (i) the Warrant and Warrant
                                 Shares (each as defined in the Series B
                                 Purchase Agreement);

notice written notice as further provided in these Articles unless otherwise specifically stated;

Officer any person appointed by the Board to hold an office in the Company;

Operating Subsidiary             Baoding Tianwei Yingli New Energy Resources
                                 Co., Ltd., a Sino-foreign joint venture
                                 registered and existing with limited liability
                                 organized under the laws of the People's
                                 Republic of China;

ordinary resolution              a resolution passed at a general meeting (or,
                                 if so specified, a meeting of Members holding a
                                 class of shares) of the Company by a simple
                                 majority of the votes cast, or a written
                                 resolution passed by the unanimous consent of
                                 all Members entitled to vote;

Ordinary Shares                  ordinary shares of par value US$0.01 each in
                                 the capital of the Company with rights and
                                 restrictions set out in Schedule I hereof;

Ordinary Shares Equivalent       collectively, the issued and outstanding
                                 Ordinary Shares and the Ordinary Shares into
                                 which the issued and outstanding Preferred
                                 Shares and other securities are convertible;

Parties                          the Shareholders and the Company;

paid-up                          paid-up or credited as paid-up;

Person                           shall mean any individual, sole proprietorship,

                                 partnership, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity, governmental or regulatory authority or other entity of any kind or nature;

Preferred Shares                 Series A Shares and/or Series B Shares, as the
                                 case may be;

Preferred Shareholders           holders of Series A Shares and/or Series B
                                 Shares as the case may be;

Preferred Shareholder            Series A Nominee Director and Series B Nominee
Directors                        Director;

Pro Rata Share                   with respect to any Shareholder, the ratio of:
                                 (a) the total number of Ordinary Shares
                                 Equivalent held by such Shareholder immediately
                                 before the proposed allotment and issue of New
                                 Securities to (b) the total number of Ordinary
                                 Shares Equivalent held by all Shareholders
                                 immediately before the proposed allotment and
                                 issue of New Securities;

Qualified IPO                    means the closing of the Company's first firm
                                 commitment, underwritten public offering of
                                 Ordinary Shares or shares representing Ordinary
                                 Shares in connection with which Ordinary Shares
                                 or shares representing Ordinary Shares are
                                 listed and become publicly traded on an
                                 internationally recognized securities exchange
                                 or the NASDAQ Global Market, provided, however,
                                 that such listing shall result in net proceeds
                                 (after payment of the underwriters' discounts
                                 and commissions and the offering-related
                                 expenses) to the Company of at least US$100
                                 million and (b) a total market capitalization
                                 of the Company of at least US$750 million;

Register of Directors and        the register of directors and officers referred
Officers                         to in these Articles;

Register of Members              the register of Members referred to in these
                                 Articles;

Registered Office                the registered office for the time being of the
                                 Company;

Registration Statement           a registration of securities effected by
                                 preparing and filing a registration statement
                                 on Form F-1,

                                 S-1, SB-2, F-3 or S-3 in compliance with the Securities Act, or on any comparable form in connection with a registration in a jurisdiction other than the United States;

Right of Participation           has the meaning set forth in Schedule II
                                 hereof;

Seal the common seal or any official or duplicate seal of the Company;

Secretary                        the person appointed to perform any or all of
                                 the duties of secretary of the Company and
                                 includes any deputy or assistant secretary and
                                 any person appointed by the Board to perform
                                 any of the duties of the Secretary;

Selling Expenses                 with respect to the issue or sale of any
                                 securities, any expenses payable directly or
                                 indirectly by the Company and any underwriting,
                                 brokerage or similar commissions, compensation,
                                 discounts or concessions paid or allowed by the
                                 Company in connection with such issue or sale;

Series A Conversion Shares       Series A Shares then outstanding on a fully
                                 diluted, as-converted basis;

Series A Nominee Director        the Director appointed by the holders of Series
                                 A Shares in accordance with Article 37.4;

Series A Purchase Agreement      Series A Preferred Share Purchase Agreement
                                 dated 20 September, 2006 entered into by, among
                                 others, the holder of the Series A Shares and
                                 the Company;

Series A Shares                  Series A preferred shares of par value US$0.01
                                 each in the share capital of the Company with
                                 the rights and restrictions set out in Schedule
                                 I;

Series A Shareholders            a shareholders agreement dated as of 20
Agreement                        September, 2006 entered into by the Company,
                                 the Founder and the Series A Shareholder;

Series B Conversion Shares       Series B Shares then outstanding on a fully
                                 diluted, as-converted basis;

Series B Nominee Director        the Director appointed by the holders of Series
                                 B Shares in accordance with Article 37.5;

Series B Purchase Agreement      a Series B Preferred Share Purchase Agreement
                                 dated 5 December, 2006 entered into by Baytree

                                 Investments (Mauritius) Pte Ltd., the Founder, and the Company as amended and restated by an amended and restated Series B Preferred Share
                                 Purchase Agreement dated as of 15 December,
                                 2006 entered into by the Company, the Founder and the investors listed in schedule 1 attached thereto;

Series B Shares                  Series B preferred shares of par value US$0.01
                                 each in the share capital of the Company with
                                 the rights and restrictions set out in Schedule
                                 I;

share                            includes a fraction of a share;

Share Charge                     the share charge entered or to be entered into
                                 by and among YPHC and DB;

Shareholders                     The Founder and holders of the Series A Shares
                                 and holders of the Series B Shares;

Shareholders Agreement           an amended and restated shareholders agreement
                                 dated 5 December, 2006 entered into by, the
                                 Founder, Inspiration Partners Limited, the
                                 Company and Baytree Investments (Mauritius) Pte
                                 Ltd. as amended and restated by a second
                                 amended and restated shareholders agreement
                                 dated as of 15 December, 2006 entered into by
                                 the Founder, Inspiration Partners Limited, the
                                 Company and the investors listed in schedule 1
                                 attached thereto;

special resolution               a resolution passed at a general meeting (or,
                                 if so specified, a meeting of Members holding a
                                 class of shares) of the Company by a majority
                                 of not less than two thirds of the vote cast,
                                 provided that where the affirmative vote or
                                 written consent of the Majority of the Series A
                                 Shareholders and the Lead Series B Shareholder
                                 is required pursuant to Clauses C(i)(l) and
                                 (C)(i)(o) of Schedule I, a special resolution
                                 shall include the affirmative vote or written
                                 consent of such holders of Series A Shares and
                                 Lead Series B Shareholder, or a written
                                 resolution passed by unanimous consent of all
                                 Members entitled to vote;

Subsidiary                       means any Person (i) in which the Company,
                                 directly or indirectly, beneficially owns more
                                 than fifty percent (50%) of either the equity
                                 interests in, or the voting control of, such
                                 Person, including without limitation Tianwei
                                 Yingli or (ii) any

                                 Person with respect to which the Company has the power to otherwise direct the business and policies of such Person directly or indirectly through another subsidiary;

written resolution               a resolution passed in accordance with Article
                                 35 or 60;

year                             calendar year; and

$                                the currency of the United States.

          Terms that are not defined in these Articles shall have the same meanings attributable to it in the Shareholders Agreement.

     1.2  In these Articles, where not inconsistent with the context:

          (a) words denoting the plural number include the singular number and vice versa;

          (b) words denoting the masculine gender include the feminine and neuter genders;

          (c) words importing persons include companies, associations or bodies of persons whether corporate or not;

          (d)  the words:-

               (i)  "may" shall be construed as permissive; and

               (ii) "shall" shall be construed as imperative;

          (e) a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof; and

          (f) unless otherwise provided herein, words or expressions defined in the Law shall bear the same meaning in these Articles.

     1.3 In these Articles expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

     1.4 Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

                                     SHARES

2.   POWER TO ISSUE SHARES

     2.1 Subject to these Articles (in particular, Schedules I and II hereof) and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise as the Company may by resolution of the Members prescribe, provided that no share shall be issued at a discount except in accordance with the Law.

     2.2 Notwithstanding any provisions in these Articles, the issue of shares of the Company shall be subject to the provisions set out in Schedule II hereof.

3.   REDEMPTION AND PURCHASE OF SHARES

     3.1 Subject to the Law and these Articles, the Company is authorised to issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or a Member.

     3.2 The Company is hereby authorised to make payments in respect of the redemption of its shares out of capital or out of any other account or fund which can be authorised for this purpose in accordance with the Law.

     3.3 Subject to these Articles, including Schedule I to these Articles, the redemption price of a redeemable share, or the method of calculation thereof, shall be fixed by the Directors at or before the time of issue.

     3.4 Every share certificate representing a redeemable share shall indicate that the share is redeemable.

     3.5 In the case of shares redeemable at the option of a Member a redemption notice from a Member may not be revoked without the agreement of the Directors.

     3.6 Subject to these Articles, including Schedule I to these Articles, at the time or in the circumstances specified for redemption the redeemed shares shall be canceled and shall cease to confer on the relevant Member any right or privilege, without prejudice to the right to receive the redemption price, which price shall become payable so soon as it can with due despatch be calculated, but subject to surrender of the relevant share certificate for cancellation (and reissue in respect of any balance).

     3.7 The redemption price may be paid in any manner authorised by these Articles for the payment of dividends.

     3.8 Subject to these Articles, including Schedule I to these Articles, a delay in payment of the redemption price shall not affect the redemption but, in the case of a delay of more than thirty days, interest shall be paid for the period from the due date until actual payment at a rate which the Directors, after due enquiry, estimate to be representative of the rates being offered by Class A banks in the Cayman Islands for thirty day deposits in the same currency.

     3.9 The Directors may exercise as they think fit the powers conferred on the Company by Section 37(5) of the Law (payment out of capital) but only if and to the extent that the redemption could not otherwise be made (or not without making a fresh issue of shares for this purpose).

     3.10 Subject as aforesaid, the Directors may determine, as they think fit all questions that may arise concerning the manner in which the redemption of the shares shall or may be effected.

     3.11 No share may be redeemed unless it is fully paid-up.

     3.12 The Board may exercise all the powers of the Company to purchase all or any part of its own shares in accordance with the Law. Shares purchased by the Company shall be cancelled and shall cease to confer any right or privilege on the Member from whom the shares are purchased.

4.   RIGHTS ATTACHING TO SHARES

     Subject to Article 2.1, the Memorandum of Association and any resolution of the Members to the contrary and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares, the share capital of the Company shall be divided into Ordinary Shares and Preferred Shares (comprising Series A Shares and Series B Shares).

     The holders of Ordinary Shares and the Preferred Shares (comprising Series A Shares and Series B Shares) shall have the rights and restrictions as set out in Schedule I hereto.

5.   CALLS ON SHARES

     5.1 The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

     5.2 The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

     5.3 The Company may make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares.

6.   JOINT AND SEVERAL LIABILITY TO PAY CALLS

     The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

7.   FORFEITURE OF SHARES

     7.1 If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

            Notice of Liability to Forfeiture for Non-Payment of Call
                                - (the "Company")

          You have failed to pay the call of [amount of call] made on the [__] day of [__], 200[ ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [__] day of [__], 200[__], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [__] per annum computed from the said [__] day of [__], 200[__] at the registered office of the Company the share(s) will be liable to be forfeited.

          Dated this [__] day of [__], 200[__]


-------------------------------------
[Signature of Secretary] By Order of
the Board

     7.2 If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Articles and the Law.

     7.3 A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

     7.4 The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.   SHARE CERTIFICATES

     8.1 Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

     8.2 If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

     8.3  Share certificates may not be issued in bearer form.

     8.4 Each certificate representing shares or securities of the Company now or hereafter owned by Shareholders who are not U.S. persons (as such term is defined by Regulation S under the Securities Act) and any transferee of such shares and securities shall be endorsed with the following legend:

               "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT BY AND BETWEEN THE HOLDER HEREOF, THE COMPANY AND CERTAIN OTHER SHAREHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES TO BE ISSUED UPON THEIR CONVERSION (IF APPLICABLE) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS BY OR ON BEHALF OF ANY U.S. PERSON, UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. IN ORDER TO TRANSFER OR EXERCISE ANY INTEREST IN THESE SECURITIES, THE BENEFICIAL HOLDER MUST FURNISH TO THE COMPANY EITHER
          (A) A WRITTEN CERTIFICATION THAT IT IS NOT A U.S. PERSON AND THE PREFERRED SHARES ARE NOT BEING CONVERTED ON BEHALF OF A U.S. PERSON OR
          (B) A WRITTEN OPINION OF COUNSEL TO THE EFFECT THAT THE SECURITIES DELIVERED UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR THAT THE DELIVERY OF SUCH SECURITIES IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH BENEFICIAL HOLDER BY ACCEPTING AN INTEREST IN THESE SECURITIES AGREES THAT ANY HEDGING TRANSACTION INVOLVING SUCH SECURITIES OR THE SECURITIES TO BE ISSUED UPON CONVERSION OF SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. TERMS IN THIS LEGEND HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

     8.5 Each certificate representing shares or securities of the Company now or hereafter owned by Shareholders who are U.S. persons (as such term is defined by Regulation S under the Securities Act) (the "RESTRICTED SECURITIES") and any transferee of the Restricted Securities shall be endorsed with the following legend:

               "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED SHAREHOLDERS AGREEMENT BY AND BETWEEN THE HOLDER HEREOF, THE COMPANY AND CERTAIN OTHER SHAREHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES TO BE ISSUED UPON THEIR CONVERSION (IF APPLICABLE) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AMENDED (THE "SECURITIES ACT"). THESE SECURITIES ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144(A)(3) UNDER THE SECURITIES ACT, AND MAY ONLY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED (1) INSIDE THE UNITED STATES TO A PERSON WHOM THE HOLDER AND THE BENEFICIAL OWNER REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER ("QIB") AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (2) OUTSIDE THE UNITED STATES TO A PERSON OTHER THAN A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (IF AVAILABLE), OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSION OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES. THE PURCHASER OF THESE SECURITIES, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES THE RESTRICTIONS ON THE TRANSFER OF THESE SECURITIES SET FORTH HEREIN AND AGREES THAT IT SHALL TRANSFER THESE SECURITIES ONLY AS PROVIDED IN THE FOREGOING TRANSFER RESTRICTIONS.

               IF REQUESTED BY THE COMPANY OR BY ITS AGENT, THE PURCHASER AGREES TO PROVIDE THE INFORMATION NECESSARY TO DETERMINE WHETHER THE TRANSFER OF THESE SECURITIES IS PERMISSIBLE UNDER THE SECURITIES ACT."

9.   FRACTIONAL SHARES

     The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

                             REGISTRATION OF SHARES

10.  REGISTER OF MEMBERS

     The Board shall cause to be kept in one or more books a Register of Members which may be kept outside the Cayman Islands at such place as the Directors shall appoint and shall enter therein the following particulars:-

          (a) the name and address of each Member, the number, and (where appropriate) the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

          (b) the date on which each person was entered in the Register of Members; and

          (c)  the date on which any person ceased to be a Member.

11.  REGISTERED HOLDER ABSOLUTE OWNER

     11.1 The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

     11.2 No person shall be entitled to recognition by the Company as holding any share upon any trust and the Company shall not be bound by, or be compelled in any way to recognise, (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder. If, notwithstanding this Article, notice of any trust is at the holder's request entered in the Register or on a share certificate in respect of a share, then, except as aforesaid:

          (a) such notice shall be deemed to be solely for the holder's convenience;

          (b) the Company shall not be required in any way to recognise any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;

          (c) the Company shall not be concerned with the trust in any way, as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and

          (d) the holder shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company entering notice of the trust in the Register or on a share certificate and continuing to recognise the holder as having an absolute right to the entirety of the share or shares concerned.

12.  TRANSFER OF REGISTERED SHARES

     12.1 Notwithstanding any provisions in these Articles, the transfer of shares of the Company shall be subject to the restrictions in Schedule III hereof.

     12.2 An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

                          Transfer of a Share or Shares
                                - (the "Company")

          FOR VALUE RECEIVED....................[amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] of shares of the Company.

DATED this [__] day of [__], 200[__]

Signed by:                              In the presence of:


-------------------------------------   ----------------------------------------
Transferor                              Witness


-------------------------------------   ----------------------------------------
Transferee                              Witness


     12.3 Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

     12.4 The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

     12.5 The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

     12.6 The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

     12.7 Notwithstanding any other provisions of these Articles, the Company shall be obliged to enforce any mortgage, charge or other security interest over its shares (a "Security Interest") pursuant to the Share Charge.

     12.8 Notwithstanding any other provisions of these Articles, the Directors shall not register a transfer of any shares which are subject to a Security Interest without the prior written consent of the person to whom the Security Interest is granted, and further provided that the Directors shall, upon presentation of a duly completed instrument of transfer, register DB Trustees (Hong Kong) Limited as a shareholder, and any interest of any person, including, without limitation, DB and any person whom DB Trustees (Hong Kong) Limited nominates pursuant to the Share Charge, to whom a Security Interest is granted, following the enforcement of the Security Interest.

13.  TRANSMISSION OF REGISTERED SHARES

     13.1 In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 39 of the Law, for the purpose of this Article, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

     13.2 Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

     Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member
                                - (the "Company")

          I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [__] day of [__], 200[__]

Signed by:                              In the presence of:


-------------------------------------   ----------------------------------------
Transferor                              Witness


-------------------------------------   ----------------------------------------
Transferee                              Witness

     13.3 On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

     13.4 Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

                           ALTERATION OF SHARE CAPITAL

14.  POWER TO ALTER CAPITAL

     14.1 Subject to the Law and these Articles, the Company may from time to time by ordinary resolution alter the conditions of its Memorandum of Association to increase its share capital by new shares of such amount as it thinks expedient or, if the Company has shares without par value, increase its share capital by such number of shares without nominal or par value, or increase the aggregate consideration for which its shares may be issued, as it thinks expedient.

     14.2 Subject to the Law and these Articles, the Company may from time to time by ordinary resolution alter the conditions of its Memorandum of Association to:

          (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

          (b) subdivide its shares or any of them into shares of an amount smaller than that fixed by the Memorandum of Association; or

          (c) cancel shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares without par value, diminish the number of shares into which its capital is divided.

     14.3 For the avoidance of doubt it is declared that paragraph 14.2(a) and
          (b) above do not apply if at any time the shares of the Company have no par value.

     14.4 Subject to the Law, the Company may from time to time by special resolution reduce its share capital in any way or, subject to Article 77, alter any conditions of its Memorandum of Association relating to share capital.

15.  VARIATION OF RIGHTS ATTACHING TO SHARES

     Subject to these Articles, if, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one third of the issued shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

                          DIVIDENDS AND CAPITALISATION

16.  DIVIDENDS

     16.1 The Board may, subject to these Articles (in particular, Schedule I hereof) and any direction of the Company in general meeting, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

     16.2 Dividends may be declared and paid out of profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed, or not in the same amount. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Law.

     16.3 With the sanction of an ordinary resolution of the Company, the Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the foregoing generally, the Directors may fix the value of such specific assets, may determine that cash payments shall be made to some Members in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

     16.4 The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

     16.5 The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

     16.6 The Board may fix any date as the record date for determining the Members entitled to receive any dividend or other distribution, but, unless so fixed, the record date shall be the date of the Directors' resolution declaring same.

17.  POWER TO SET ASIDE PROFITS

     17.1 Subject to these Articles, the Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose. Pending application, such sums may be employed in the business of the Company or invested, and need not be kept separate from other assets of the Company. The Directors may also, without placing the same to reserve, carry forward any profit which they decide not to distribute.

     17.2 Subject to any direction from the Company in general meeting, the Directors may on behalf of the Company exercise all the powers and options conferred on the Company by the Law in regard to the Company's share premium account.

18.  METHOD OF PAYMENT

     18.1 Any dividend, interest, or other monies payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members, or to such person and to such address as the holder may in writing direct.

     18.2 In the case of joint holders of shares, any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

     18.3 The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

19.  CAPITALISATION

     19.1 The Board may resolve to capitalise any sum for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

     19.2 The Board may resolve to capitalise any sum for the time being standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid or nil paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                               MEETINGS OF MEMBERS

20.  ANNUAL GENERAL MEETINGS

     The Company may in each year hold a general meeting as its annual general meeting. The annual general meeting of the Company may be held at such time and place as the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint.

21.  EXTRAORDINARY GENERAL MEETINGS

     21.1 General meetings other than annual general meetings shall be called extraordinary general meetings.

     21.2 Only a majority of the Board or the Chairman of the Board may call extraordinary general meetings, which extraordinary general meetings shall be held at such times and locations (as permitted hereby) as such person or persons shall determine.

22.  REQUISITIONED GENERAL MEETINGS

     22.1 The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene an extraordinary general meeting of the Company. To be effective the requisition shall state the objects of the meeting, shall be in writing, signed by the requisitionists, and shall be deposited at the Registered Office. The requisition may consist of several documents in like form each signed by one or more requisitionists.

     22.2 If the Directors do not within twenty-one days from the date of the requisition duly proceed to call an extraordinary general meeting, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene an extraordinary general meeting; but any meeting so called shall not be held more than ninety days after the requisition. An extraordinary general meeting called by requisitionists shall be called in the same manner, as nearly as possible, as that in which general meetings are to be called by the Directors.

23.  NOTICE

     23.1 At least five days' notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and if different, the record date for determining Members entitled to attend and vote at the general meeting, and, as far as practicable, the other business to be conducted at the meeting.

     23.2 At least five days' notice of an extraordinary general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and the general nature of the business to be considered at the meeting.

     23.3 The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting of the Company but, unless so fixed, as regards the entitlement to receive notice of a meeting or notice of any other matter, the record date shall be the date of despatch of the notice and, as regards the entitlement to vote at a meeting, and any adjournment thereof, the record date shall be the date of the original meeting.

     23.4 A general meeting of the Company shall, notwithstanding that it is called on shorter notice than that specified in these Articles, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) in the case of an extraordinary general meeting, by seventy-five percent of the Members entitled to attend and vote thereat.

     23.5 The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

24.  GIVING NOTICE

     24.1 A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Article, a notice may be sent by letter mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form.

     24.2 Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

     24.3 Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail, or such other method as the case may be.

25.  POSTPONEMENT OF GENERAL MEETING

     The Board may postpone any general meeting called in accordance with the provisions of these Articles provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each member in accordance with the provisions of these Articles.

26.  PARTICIPATING IN MEETINGS BY TELEPHONE

     Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

27.  QUORUM AT GENERAL MEETINGS

     27.1 At any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, provided that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time.

     27.2 If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine.

28.  CHAIRMAN TO PRESIDE

     Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, shall act as chairman at all meetings of the Members at which such person is present. In his absence a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.  VOTING ON RESOLUTIONS

     29.1 Subject to the provisions of the Law and these Articles, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Articles and in the case of an equality of votes the resolution shall fail.

     29.2 No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

     29.3 At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Articles, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

     29.4 At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

     29.5 At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Articles, be conclusive evidence of that fact.

30.  POWER TO DEMAND A VOTE ON A POLL

     30.1 Notwithstanding the foregoing, a poll may be demanded by the Chairman or at least one Member.

     30.2 Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

     30.3 A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place at such meeting as the chairman of the meeting may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

     30.4 Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

31.  VOTING BY JOINT HOLDERS OF SHARES

     In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

32.  INSTRUMENT OF PROXY

     32.1 An instrument appointing a proxy shall be in writing or transmitted by electronic mail in substantially the following form or such other form as the chairman of the meeting shall accept:

                                      Proxy
                                - (the "Company")

          I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members held on the [__] day of [__], 200[__] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

Signed this [__] day of [__], 200[__]


-------------------------------------
Member(s)

     32.2 The instrument of proxy shall be signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by the appointor or by the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its seal or signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by a duly authorised officer or attorney.

     32.3 A member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

     32.4 The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

33.  REPRESENTATION OF CORPORATE MEMBER

     33.1 A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Members and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

     33.2 Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

34.  ADJOURNMENT OF GENERAL MEETING

     The chairman of a general meeting may, with the consent of a majority in number of those present at any general meeting at which a quorum is present, and shall if so directed, adjourn the meeting. Unless the meeting is adjourned for more than 60 days fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat, in accordance with the provisions of these Articles.

35.  WRITTEN RESOLUTIONS

     35.1 Anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

     35.2 A resolution in writing may be signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Members, or all the Members of the relevant class thereof, in as many counterparts as may be necessary.

     35.3 A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Article to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

     35.4 A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

     35.5 For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, the last Member to sign and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

36.  DIRECTORS ATTENDANCE AT GENERAL MEETINGS

     The Directors of the Company shall be entitled to receive notice of, attend and be heard at any general meeting.

                             DIRECTORS AND OFFICERS

37.  ELECTION OF DIRECTORS

     37.1 The Board shall be elected or appointed in writing in the first place by the subscribers to the Memorandum of Association or by a majority of them. There shall be no shareholding qualification for Directors unless prescribed by special resolution.

     37.2 The Directors may from time to time appoint any person to be a Director by a majority vote, either to fill a casual vacancy or as an addition to the existing Directors, subject to Articles 37.4 and 37.5 hereof.

     37.3 The Company may from time to time by ordinary resolution appoint any person to be a Director, subject to Articles 37.4 and 37.5 hereof.

     37.4 If and for so long as the holders of Series A Shares, together with its Affiliates, holds at least thirty-three percent (33%) of the Series A Conversion Shares, the holders of the Series A Shares shall be entitled to appoint, and to remove from office and replace one

          (1) person as director of the Company ("SERIES A NOMINEE DIRECTOR"), following prior consultation with the Company. If the holders of the Series A Shares, together with its Affiliates, ceases to hold at least thirty-three percent (33%) of the Series A Conversion Shares, the holders of the Series A Shares shall remove the Series A Nominee Director, or cause the Series A Nominee Director to resign, from the Board, in each case, immediately following the appointment by the Founder of a replacement director therefor.

     37.5 If and for so long as the Lead Series B Shareholder, together with its Affiliates, holds at least thirty-three percent (33%) of the Series B Conversion Shares, the Lead Series B Shareholder shall be entitled to appoint, or to remove from office and replace a person to the board of directors of each of the Company and the Operating Subsidiary (each, a "SERIES B NOMINEE DIRECTOR" and together with the Series A Nominee Director, the "PREFERRED SHAREHOLDER NOMINEE DIRECTORS"), following prior consultation with the Company. If the Lead Series B Shareholder, together with its Affiliates, ceases to hold at least thirty-three percent (33%) of the Series B Conversion Shares, the Lead Series B Shareholder shall remove the Series B Nominee Director, or cause the Series B Nominee Director to resign, from the board of directors of each of the Company and the Operating Subsidiary, in each case, immediately following the appointment by the Founder of a replacement director therefor. Any appointment or removal of independent directors of the Company and/or its Subsidiaries shall be subject to the written consent of the Series B Nominee Director, if any.

     37.6 The Preferred Shareholder Directors shall have the right to appoint alternates or proxies to attend any meeting of the Board and to vote on matters before the Board on the behalf of the Preferred Shareholders.

38.  NUMBER OF DIRECTORS

     The Board shall consist of not less than one Director and no more than seven Directors. The alteration of the minimum or maximum size of the Board shall require the affirmative votes of at least the Majority of Series A Shareholders and the Lead Series B Shareholder, voting separately as two classes.

39.  TERM OF OFFICE OF DIRECTORS

     Subject to Article 37, an appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period; but no such term shall be implied in the absence of express provision.

40.  ALTERNATE DIRECTORS

     40.1 A Director may at any time appoint any person (including another Director) to be his Alternate Director and may at any time terminate such appointment. An appointment and a termination of appointment shall be by notice in writing signed by the Director and deposited at the Registered Office or delivered at a meeting of the Directors.

     40.2 The appointment of an Alternate Director shall determine on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor ceases for any reason to be a Director.

     40.3 An Alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which his appointor is not personally present and generally at such meeting to perform all the functions of his appointor as a Director; and for the purposes of the proceedings at such meeting these Articles shall apply as if he (instead of his appointor) were a Director, save that he may not himself appoint an Alternate Director or a proxy.

     40.4 If an Alternate Director is himself a Director or attends a meeting of the Directors as the Alternate Director of more than one Director, his voting rights shall be cumulative.

     40.5 Unless the Directors determine otherwise, an Alternate Director may also represent his appointor at meetings of any committee of the Directors on which his appointor serves; and the provisions of this Article shall apply equally to such committee meetings as to meetings of the Directors.

     40.6 If so authorised by an express provision in his notice of appointment, an Alternate Director may join in a written resolution of the Directors adopted pursuant to these Articles and his signature of such resolution shall be as effective as the signature of his appointor.

     40.7 Save as provided in these Articles an Alternate Director shall not, as such, have any power to act as a Director or to represent his appointor and shall not be deemed to be a Director for the purposes of these Articles.

     40.8 A Director who is not present at a meeting of the Directors, and whose Alternate Director (if any) is not present at the meeting, may be represented at the meeting by a proxy duly appointed, in which event the presence and vote of the proxy shall be deemed to be that of the Director. All the provisions of these Articles regulating the appointment of proxies by Members shall apply equally to the appointment of proxies by Directors.

41.  REMOVAL OF DIRECTORS

     Subject to these Articles, the Company may from time to time by ordinary resolution remove any Director from office, whether or not appointing another in his stead.

42.  VACANCY IN THE OFFICE OF DIRECTOR

     The office of Director shall be vacated if the Director:

          (a)  is removed from office pursuant to these Articles;

          (b) dies or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

          (c) is or becomes of unsound mind or an order for his detention is made under the Mental Health Law of the Cayman Islands or any analogous law of a jurisdiction outside the Cayman Islands, or dies; or

          (d)  resigns his office by notice in writing to the Company.

43.  REMUNERATION OF DIRECTORS

     The remuneration (if any) of the Directors shall, subject to any direction that may be given by the Company in general meeting, be determined by the Directors as they may from time to time determine and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

44.  DEFECT IN APPOINTMENT OF DIRECTOR

     All acts done in good faith by the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

45.  DIRECTORS TO MANAGE BUSINESS

     The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Law or by these Articles (in particular, Clause (C) in Schedule I hereof), required to be exercised by the Company in general meeting subject, nevertheless, to these Articles, the provisions of the Law and to such directions as may be prescribed by the Company in general meeting.

46.  POWERS OF THE BOARD OF DIRECTORS

     46.1 The Company shall establish and maintain an Audit Committee, which shall consist of no more than seven members and include the Series A Nominee Director and the Series B Nominee Director. The chairperson of the Audit Committee shall be designated by the mutual agreement of the Series A Nominee and the Series B Nominee.

     46.2 The Company shall establish and maintain a Compensation Committee which shall consist of no more than seven members. The Compensation Committee shall make recommendations to the full Board for such matters as management compensation, the Company's benefit plans, and matters relating to the Company's option plans, if any, which shall include the Series A Nominee Director and the Series B Nominee Director.

     46.3 All other Board committees formed from time to time shall include the Series A Nominee Director and the Series B Nominee Director as members.

     46.4 Without limiting the generality of Article 45 and subject to Articles 46.1, 46.2 and 46.3 hereof and Clause (C) of Schedule I, the Board may:

          (a) appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

          (b) exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

          (c) appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

          (d) appoint a person to act as manager of the Company's day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

          (e) by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's person seal with the same effect as the affixation of the seal of the Company;

          (f) procure that the Company pays all expenses incurred in promoting and incorporating the Company;

          (g) delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board and every such committee shall conform to such directions as the Board shall impose on them. Subject to any directions or regulations made by the Directors for this purpose, the meetings and proceedings of any such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board, including provisions for written resolutions;

          (h) delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board sees fit;

          (i) present any petition and make any application in connection with the liquidation or reorganisation of the Company;

          (j) in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

          (k) authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

46A. PROCEEDINGS OF THE DIRECTORS

     The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it considers appropriate. Questions arising at any meeting shall be determined by a majority of votes. In the case of any equality of votes the chairman of the meeting shall have an additional or casting vote.

47.  REGISTER OF DIRECTORS AND OFFICERS

     47.1 The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers in accordance with the Law and shall enter therein the following particulars with respect to each Director and Officer:

          (a)  first name and surname; and

          (b)  address.

     47.2 The Board shall, within the period of thirty days from the occurrence of:-

          (a)  any change among its Directors and Officers; or

          (b) any change in the particulars contained in the Register of Directors and Officers,

          cause to be entered on the Register of Directors and Officers the particulars of such change and the date on which such change occurred, and shall notify the Registrar of Companies of any such change that takes place.

48.  OFFICERS

     The Officers shall consist of a Secretary and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Articles.

49.  APPOINTMENT OF OFFICERS

     The Secretary (and additional Officers, if any) shall be appointed by the Board from time to time.

50.  DUTIES OF OFFICERS

     The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

51.  REMUNERATION OF OFFICERS

     The Officers shall receive such remuneration as the Board may determine.

52.  CONFLICTS OF INTEREST

     52.1 Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director's firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director's firm, partner or company to act as Auditor to the Company.

     52.2 A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by law.

     52.3 Following a declaration being made pursuant to this Article, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.

53.  INDEMNIFICATION AND EXCULPATION OF DIRECTORS AND OFFICERS

     53.1 The Directors, Officers and Auditors of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and every former director, officer, auditor or trustee and their respective heirs, executors, administrators, and personal representatives (each of which persons being referred to in this Article as an "indemnified party") shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

     53.2 The Company shall reimburse the Preferred Shareholder Directors for all reasonably expenses incurred by the Preferred Shareholdere Directors relating to the Board's activities, including but not limited to, expenses incurred to attend Board meetings.

     53.3 The Company shall purchase and maintain insurance for the benefit of any Director or Officer of the Company against any liability incurred by him in his capacity as a Director or Officer of the Company or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

                       MEETINGS OF THE BOARD OF DIRECTORS

54.  BOARD MEETINGS

     The Board shall meet for the transaction of business at least once every three calendar months.

55.  NOTICE OF BOARD MEETINGS

     A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (in person or by telephone) or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form at such Director's last known address or any other address given by such Director to the Company for this purpose.

56.  PARTICIPATION IN MEETINGS BY TELEPHONE

     Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

57.  QUORUM AT BOARD MEETINGS

     The quorum necessary for the transaction of business at a meeting of the Board shall consist of more than fifty percent (50%) of all the directors, provided that the quorum shall include at lest the Series A Nominee Director and the Series B Nominee Director.

58.  BOARD TO CONTINUE IN THE EVENT OF VACANCY

     The Board may act notwithstanding any vacancy in its number.

59.  CHAIRMAN TO PRESIDE

     Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, shall act as chairman at all meetings of the Board at which such person is present. In his absence a chairman shall be appointed or elected by the Directors present at the meeting.

60.  WRITTEN RESOLUTIONS

     60.1 Anything which may be done by resolution of the Directors may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Directors.

     60.2 A resolution in writing may be signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Directors in as many counterparts as may be necessary.

     60.3 A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Directors in a directors' meeting, and any reference in any Article to a meeting at which a resolution is passed or to Directors voting in favour of a resolution shall be construed accordingly.

     60.4 A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

     60.5 For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, the last Director to sign (or Alternate Director to sign if so authorised under Article 40.6), and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

61.  VALIDITY OF PRIOR ACTS OF THE BOARD

     No regulation or alteration to these Articles made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

                                CORPORATE RECORDS

62.  MINUTES

     The Board shall cause minutes to be duly entered in books provided for the purpose:

          (a)  of all elections and appointments of Officers;

          (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

          (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

63.  REGISTER OF MORTGAGES AND CHARGES

     63.1 The Directors shall cause to be kept the Register of Mortgages and Charges required by the Law.

     63.2 The Register of Mortgages and Charges shall be open to inspection in accordance with the Law, at the office of the Company on every business day in the Cayman Islands, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each such business day be allowed for inspection.

64.  FORM AND USE OF SEAL

     64.1 The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf; and, until otherwise determined by the Directors, the Seal shall be affixed in the presence of a Director or the Secretary or an assistant secretary or some other person authorised for this purpose by the Directors or the committee of Directors.

     64.2 Notwithstanding the foregoing, the Seal may without further authority be affixed by way of authentication to any document required to be filed with the Registrar of Companies in the Cayman Islands, and may be so affixed by any Director, Secretary or assistant secretary of the Company or any other person or institution having authority to file the document as aforesaid.

     64.3 The Company may have one or more duplicate Seals, as permitted by the Law; and, if the Directors think fit, a duplicate Seal may bear on its face of the name of the country, territory, district or place where it is to be issued.

                                    ACCOUNTS

65.  BOOKS OF ACCOUNT

     65.1 The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:-

          (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

          (b)  all sales and purchases of goods by the Company; and

          (c)  all assets and liabilities of the Company.

     65.2 Such records of account shall be kept and proper books of account shall not be deemed to be kept with respect to the matters aforesaid if there are not kept, at such place as the Board thinks fit, such books as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

     65.3 No Member (not being a Director) shall have any right of inspecting any account or book or document of the Company.

66.  FINANCIAL YEAR END

     The financial year end of the Company shall be 31st December in each year but, subject to any direction of the Company in general meeting, the Board may from time to time prescribe some other period to be the financial year, provided that the Board may not without the sanction of an ordinary resolution prescribe or allow any financial year longer than eighteen months.

                                     AUDITS

67.  AUDIT

     Nothing in these Articles shall be construed as making it obligatory to appoint Auditors.

68.  APPOINTMENT OF AUDITORS

     68.1 The Company may in general meeting appoint Auditors to hold office for such period as the Members may determine.

     68.2 Whenever there are no Auditors appointed as aforesaid the Directors may appoint Auditors to hold office for such period as the Directors may determine or earlier removal from office by the Company in general meeting.

     68.3 The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

69.  REMUNERATION OF AUDITORS

     Unless fixed by the Company in general meeting the remuneration of the Auditor shall be as determined by the Directors.

70.  DUTIES OF AUDITOR

     The Auditor shall make a report to the Members on the accounts examined by him and on every set of financial statements laid before the Company in general meeting, or circulated to Members, pursuant to this Article during the Auditor's tenure of office.

71.  ACCESS TO RECORDS

     71.1 The Auditor shall at all reasonable times have access to the Company's books, accounts and vouchers and shall be entitled to require from the Company's Directors and Officers such information and explanations as the Auditor thinks necessary for the performance of the Auditor's duties and, if the Auditor fails to obtain all the information and explanations which, to the best of his knowledge and belief, are necessary for the purposes of their audit, he shall state that fact in his report to the Members.

     71.2 The Auditor shall be entitled to attend any general meeting at which any financial statements which have been examined or reported on by him are to be laid before the Company and to make any statement or explanation he may desire with respect to the financial statements.

                      VOLUNTARY WINDING-UP AND DISSOLUTION

72.  WINDING-UP

     72.1 The Company may be voluntarily wound-up by a special resolution of the Members.

     72.2 If the Company shall be wound up the liquidator may, with the sanction of a special resolution, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             CHANGES TO CONSTITUTION

73.  CHANGES TO ARTICLES

     Subject to the Law and to the conditions contained in its memorandum, the Company may, by special resolution, alter or add to its Articles.

74.  CHANGES TO THE MEMORANDUM OF ASSOCIATION

     Subject to the Law, the Company may from time to time by special resolution alter its Memorandum of Association with respect to any objects, powers or other matters specified therein.

75.  DISCONTINUANCE

     The Board may exercise all the powers of the Company to transfer by way of continuation the Company to a named country or jurisdiction outside the Cayman Islands pursuant to the Law.

                                   SCHEDULE I

The Ordinary Shares and the Preferred Shares (comprising Series A Shares and Series B Shares) shall have the following rights and be subject to the following restrictions:

(A)  DIVIDEND RIGHTS

     (i) The Company shall not declare, pay or set aside any dividends on shares of any class or series of shares unless the holders of the Preferred Share then outstanding shall first receive, or simultaneously receive, in full, a dividend on each outstanding Preferred Share in an amount at least equal to (i) in the case of a dividend on Ordinary Shares or any class or series that is convertible into Ordinary Shares, such dividend per Preferred Share as would equal the product of (a) the dividend payable on each share of such class or series determined, if applicable, as if all such shares of such class or series had been converted into Ordinary Shares and (b) the number of Ordinary Shares issuable upon conversion of a Preferred Share, in each case calculated on the record date for determination of holders entitled to receive such dividend.

(B)  VOTING RIGHTS

     (i) General Rights. Subject to the provisions of the Memorandum and these Articles, at all general meetings of the Company: (a) the holder of each Ordinary Share issued and outstanding shall have one vote in respect of each Ordinary Share held, and (b) the holder of each Preferred Share shall be entitled to such number of votes as equals the whole number of Ordinary Shares into which such holder's collective Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Company's shareholders entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company's shareholders is first solicited. Subject to provisions to the contrary elsewhere in the Memorandum and these Articles, or as required by the Law, the holders of Preferred Shares shall vote together with the holders of Ordinary Shares, and not as a separate class or series, on all matters put before the Members.

(C)  PROTECTIVE PROVISIONS

     (i) The following actions by the Company shall be deemed to constitute a variation of the rights of the holders of the Preferred Shares then outstanding, and in addition to any other vote or consent required elsewhere in the Memorandum and these Articles or by the Law, neither the Company nor the Operating Subsidiary shall take any of the following actions without first obtaining the affirmative vote of the Majority of the Series A Shareholders and the Lead Series B Shareholder then outstanding, voting as separate classes, or a written consent of each of the Majority of the Series A Shareholders and the Lead Series B Shareholder:

          (a) Issue or sell any equity, equity-related or debt securities of any Group Company, other than (i) Ordinary Shares to be issued upon conversion of the Series A Preferred Shares or the Series B Preferred Shares, (ii) upon the exercise of the TB Management Warrant, and (iii) upon the exercise of options granted under stock option plans approved by the Board, provided that the number of such Ordinary Shares shall not exceed five percent (5%) of the Ordinary Shares Equivalent after giving effect to the closing of the issuance of the Series B Shares under the Series B Purchase Agreement);

          (b) Redeem, acquire or otherwise purchase any Ordinary Shares or any preferred stock or any other securities of the Company, or any equity or securities of other Group Companies, other than any such securities from an employee or consultant of the Company upon termination of such person's employment or consulting arrangement, as the case may be, with the Company or in connection with a corporate reorganization within the Group (as approved by the Board (including the approval of each of the Series A Nominee Director and the Series B Nominee Director);

          (c) Make any acquisitions, merger or consolidation, enter into a joint venture arrangement or incorporate any subsidiary in excess of US$3 million in aggregate, unless such action and the terms thereof have been approved by the Board (including the approval of each of the Series A Nominee Director and the Series B Nominee Director); provided, however, that the foregoing provision shall not apply in the event that the Company or any Subsidiary forms a joint venture enterprise outside the PRC with an aggregate investment amount of less than US$5 million;

          (d) Acquire any shares, securities or interests in any Person other than an Affiliate of the Company in excess of US$ 3 million in aggregate, including any joint venture entities in which the Company or its Affiliates hold an equity interest, in excess of US$ 3 million in aggregate, unless such action and the terms thereof have been approved by the Board (including the approval of each of the Series A Nominee Director and the Series B Nominee Director);

          (e) Sell, lease, dispose of or otherwise transfer all or substantially all of the assets of any Group Company;

          (f) Incur any indebtedness or assume any financial obligation or issue, assume, guarantee or create any liability for borrowed money from any Person other than an Affiliate of the Company in excess of US$3 million in aggregate at any time outstanding unless such liability is incurred (1) pursuant to a budget or business plan approved by (x) the Board and (y) the Majority of the Series A Shareholders and the Lead Series B Shareholder, voting as two separate classes (the "BUDGET" or the "BUSINESS PLAN", as applicable), or (2) otherwise approved by the Board (including the approval of each of the Series A Nominee Director and the Series B Nominee Director);

          (g) Extend any loan to, or guarantee any indebtedness or financial obligations of, any Person other than an Affiliate of the Company, including any joint venture entities in which the Company or its Affiliates hold an equity interest unless pursuant to a Budget or Business plan or otherwise approved by the Board (including the approval of each of the Series A Nominee Director and the Series B Nominee Director);

          (h) Approve or make any capital expenditure in excess of US$3 million of any Group Company unless such capital expenditure is made pursuant to a Budget or Business plan or otherwise approved by the Board (including the approval of each of the Series A Nominee Director and the Series B Nominee Director);

          (i) Enter into any transaction with the Founder or any of their respective Affiliates in excess of US$1 million in aggregate, unless in connection with an employment or consulting arrangement with a Group Company approved by the Compensation Committee of the Board (including the approval of each of the Series A Nominee Director and the Series B Nominee Director);

          (j) Enter into any transaction with any other Group Company or any of their respective Affiliates in excess of US$3 million in aggregate, except for any purchase of silicon raw materials by the Operating Subsidiary from any of its Affiliates or any purchase or supply of PV products among the Operating Subsidiary and its non-PRC Subsidiaries; provided, however, that (i) the Company shall certify in writing to the Lead Series B Shareholder within one (1) month after such transaction that such transaction is on an arm length basis and in the ordinary course of business, and (ii) to the extent applicable, the establishment of such non-PRC Subsidiaries shall be approved by each of the Preferred Shareholder Directors in writing;

          (k)  Approve annual budgets and business plans;

          (l) Appoint, terminate or change the terms of employment (including an increase in compensation in a twelve-month period by more than ten percent (10%) in the aggregate compared to the immediately preceding twelve-month period) with respect to the ten (10) most highly compensated employees of the Company;

          (m) Amend, repeal or modify the Memorandum or Articles of Association of the Company, any equivalent articles of association, joint venture contract or any by-laws, or other constitutional documents of any Group Company;

          (n) Declare or pay any dividends or any other distributions to any of the Shareholders;

          (o) Make any material change in the accounting methods or policies or appoint, remove or change the independent public accountants other than as required by applicable law, regulations or accounting standards;

          (p) Dissolve, liquidate, wind up, recapitalize, reorganize or commence any bankruptcy proceedings with respect to any Group Company;

          (q) Change the principal business activities of the Company or the Operating Subsidiary's registered capital other than through a Transfer to an Affiliate of the Company or the Operating Subsidiary;

          (r) Effect a recapitalization, reclassification or reorganization of its shares or the or registered capital of any Group Company, unless approved by the Board

               (including the approval of each of the Series A Nominee Director and the Series B Nominee Director); and

          (s) Issue or grant any securities to the chief executive officer, the chief financial officer, the chief operating officer and the chief technology officer of the Company and any person who is not an employee of a Group Company, unless such issuance and grant to such person has been approved by the Board (including the approval of each of the Series A Nominee Director and the Series B Nominee Director).

     (ii) The Company shall use its reasonably best efforts to procure that the Operating Subsidiary and any other Group Company take actions only as directed or permitted by the Company's Board.

(D)  LIQUIDATION RIGHTS

     (i) Liquidation Preferences. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (a "LIQUIDATION EVENT"):

          (a) Before any distribution or payment of assets or surplus funds of the Company shall be made to the holders of any Ordinary Shares and any other equity securities of the Company, each holder of Preferred Shares shall be entitled to receive, on parity with each other, an amount equal to one hundred percent (100%) of the original issue price of each of the Preferred Shares for each Preferred Share in issue ("ORIGINAL ISSUE PRICE") (in each case as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends accrued or declared and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Preferred Share then held by such holder. If, upon any such liquidation, distribution, or winding up, the entire assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all Preferred Shares, then such assets shall be distributed among the holders of Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon. With respect to the Series A Shares, the Original Issue Price shall be US$2.1049. With respect to the Series B Shares, the Original Issue Price shall be US$4.835.

          (b) After distribution or payment in full of the amount distributable or payable on the Preferred Shares pursuant to the above paragraph, the remaining assets of the Company available for distribution to members shall be distributed ratably among the holders of outstanding Preferred Shares and Ordinary Shares in proportion to the number of outstanding shares held by each such holder, treating for this purpose all such securities as if they had been converted into Ordinary Shares pursuant to the terms of these Articles immediately prior to such dissolution, liquidation or winding up of the Company.

          (c) In the event that the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company (not including a Deemed Liquidation Event), the value of the assets to be distributed to the holder of the Preferred Shares and Ordinary Shares shall be determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a transaction which is a Deemed Liquidation Event hereunder, by the Board, which decision shall include the affirmative vote of the Preferred Shareholder Directors, if any). Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

               (x) If traded on a securities exchange, the value shall be deemed to be the average of the security's closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

               (y) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

               (z) If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the Board).

               The method of valuation of securities subject to restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in sub-paragraphs (x), (y) or (z) of this Clause (D)(i) to reflect the fair market value thereof as determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the Board, which decision shall include the affirmative vote of at the Preferred Shareholder Directors, if any). The holders of at least a majority of the outstanding Series A Shares or the holders of at least a majority of the outstanding Series B Shares shall have the right to challenge any determination by the liquidator or the Board, as the case may be, of fair market value pursuant to this Clause (D)(i), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the liquidator or the Board, as the case may be, and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging holders of Series A Shares or the Series B Shares, as the case may be.

     (ii) Deemed Liquidation. The following events shall be treated as a Liquidation Event (each, a "DEEMED LIQUIDATION EVENT") unless waived by the holders of at least a majority of the outstanding Series A Shares and a majority of the outstanding Series B Shares, voting as separate classes on an as-converted basis:

          (a) any consolidation, amalgamation or merger of the Company or the Operating Subsidiary with or into any other Person or other corporate reorganization, in which the members of the Company or the Operating Subsidiary, as the case may be, immediately after to such consolidation, amalgamation, merger or reorganization, own less than fifty percent (50%) of the voting power of the Company or the Operating Subsidiary, as the case may be, immediately after such consolidation, merger, amalgamation or reorganization, or any transaction or series of related transactions to which the Company or the Operating Subsidiary, as the case may be, is a party in which in excess of fifty percent (50%) of the voting power of the Company or the Operating Subsidiary, as the case may be, is transferred, but excluding any transaction effected solely for tax purposes or to change the domicile of the Company or the Operating Subsidiary, as the case may be; or

          (b) a sale, lease or other disposition of all or substantially all of the assets of the Company or the Operating Subsidiary.

     Upon any Deemed Liquidation Event, any proceeds resulting to the shareholders of the Company therefrom shall be distributed in accordance with the terms of Clause (D)(i) above; provided, however, if such proceeds are in an amount greater than $1,000,000,000, such proceeds shall be distributed ratably among the holders of outstanding Preferred Shares and Ordinary Shares in proportion to the number of outstanding shares held by each such holder, treating for this purpose all such securities as if they had been converted into Ordinary Shares pursuant to the terms of these Articles immediately prior to such Deemed Liquidation Event.

(E)  CONVERSION RIGHTS

     (i) The holders of the Preferred Shares shall have the following rights described below with respect to the conversion of the Preferred Shares into Ordinary Shares. The number of Ordinary Shares to which a holder shall be entitled upon conversion of any Series A Shares shall be the quotient of the Original Issue Price for the Series A Shares divided by the then-effective Series A Conversion Price (the "SERIES A CONVERSION PRICE") and the number of Ordinary Shares to which a holder shall be entitled upon conversion of any Series B Shares shall be the quotient of the Original Issue Price for the Series B Shares divided by the then-effective Series B Conversion Price (the "SERIES A CONVERSION PRICE" and the "SERIES B CONVERSION PRICE" shall each hereinafter be referred to as the "CONVERSION PRICE"). The initial Conversion Price shall equal the Original Issue Price. For the avoidance of doubt, the initial conversion ratio for the Preferred Shares to Ordinary Shares shall be 1:1, subject to adjustments of the Conversion Price, as set forth below:

          (a)  Optional Conversion.

               (1) Subject to complying with the requirements of the Law and Clause (E)(i), any Preferred Share may, at the option of the holder thereof, be converted at any time into fully-paid and nonassessable Ordinary Shares based on the then-effective Conversion Price.

               (2) The holder of any Preferred Shares who desires to convert such shares into Ordinary Shares shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Preferred Shares, and shall give written notice to the Company at such office that such holder has elected to convert such shares. Such notice shall state the number of Preferred Shares being converted. Thereupon, the Company shall promptly issue and deliver to such holder at such office a certificate or certificates for the number of Ordinary Shares to which the holder is entitled and update the Register of Members accordingly. No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be so issued to a holder of Preferred Shares upon the conversion of such Preferred Shares (after aggregating all fractional Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share. Such conversion shall be deemed to have been made at the close of business on the date of the surrender of the certificates representing the Preferred Shares to be converted, and the person entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Ordinary Shares on such date.

          (b)  Automatic Conversion.

               (1) Without any action being required by the holder of such share and whether or not the certificates representing such share are surrendered to the Company or its transfer agent, each Preferred Share shall automatically be converted, based on the then-effective Conversion Price, into Ordinary Shares upon the first to occur of (i) immediately prior to the closing of a Qualified IPO, and (ii) the election of the holders of a majority of the Preferred Shares then outstanding, voting together as a single class. Any conversion pursuant to this Clause shall be referred to as an "Automatic Conversion."

               (2) The Company shall not be obligated to issue certificates for any Ordinary Shares issuable upon the Automatic Conversion of any Preferred Shares unless the certificate or certificates evidencing such Preferred Shares is either delivered as provided below to the Company or any transfer agent for the Preferred Shares, or the holder notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. The Company shall, as soon as practicable after receipt of certificates for the Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue and deliver at its office to the holder thereof a certificate or certificates for the number of Ordinary Shares to which the holder is entitled. No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be so issued to a holder of converting Preferred Shares (after aggregating all fractional Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share. Any person entitled to receive Ordinary Shares issuable upon the Automatic Conversion shall be treated for all purposes as the record holder of such Ordinary Shares on the date of such conversion.

          (c) Conversion Mechanism. The conversion hereunder of any Preferred Share shall be effected in the following manner:

               (1) The Company shall redeem each Preferred Share for aggregate consideration (the "Redemption Amount") equal to (a) the aggregate par value of any Ordinary Shares of the Company to be issued upon such conversion and (b) the aggregate value, as determined by the Board of Directors, of any other assets which are to be distributed upon such conversion.

               (2) Concurrent with the redemption of such shares, the Company shall apply the Redemption Amount for the benefit of the holder of the Preferred Shares to pay for any Ordinary Shares of the Company issuable, and any other assets distributable, to such holder in connection with such conversion.

               (3) Upon application of the Redemption Amount, the Company shall issue to the holder of the Preferred Shares all Ordinary Shares issuable, and distribute to such holder all other assets distributable, upon such conversion.

          (d) Conversion Price. The Conversion Price shall be adjusted from time to time as provided below:

               (1) Adjustment for Share Splits and Consolidations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, consolidate the outstanding Ordinary Shares into a smaller number of shares, the Conversion Price in effect immediately prior to the consolidation shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or consolidation becomes effective.

               (2) Adjustment for Ordinary Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in additional Ordinary Shares, the Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

               (3) Adjustments for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Ordinary Shares or Ordinary Share Equivalents, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein.

               (4) Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or consolidation otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a Deemed Liquidation Event), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

               (5) Sale of Shares below the Conversion Price. In the event the Company shall at any time after the Original Issue Date issue Additional Ordinary Shares, without consideration or for a consideration per share less than the applicable Conversion Price in effect immediately prior to such issue, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest $0.01) determined in accordance with the following formula:

                    CP2 = CP1 * (A + B) / (A + C)

                    For purposes of the foregoing formula, the following definitions shall apply:

                    (aa) CP2 shall mean the Conversion Price in effect
                         immediately after such issue of Additional Ordinary Shares;

                    (bb) CP1 shall mean the Conversion Price in effect
                         immediately prior to such issue of Additional Ordinary Shares;

                    (cc) "A" shall mean the number of Ordinary Shares
                         outstanding and deemed outstanding immediately prior to such issue of Additional Ordinary Shares (treating for this purpose as outstanding all shares of Ordinary Shares issuable upon exercise, conversion or exchange of Ordinary Share Equivalents (including the Preferred Shares outstanding immediately prior to such issue));

                    (dd) "B" shall mean the number of Ordinary Shares that would have been issued if such Additional Ordinary Shares had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by
                         CP1); and

                    (ee) "C" shall mean the number of such Additional Ordinary
                         Shares issued in such transaction.

          (e)  Determination of Consideration.

               (1) For the purpose of making any adjustment to the Conversion Price or number of Ordinary Shares issuable upon conversion of the Preferred Shares, as provided in Clause (E)(i)(d)(5):

                    (i) To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

                    (ii) To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof (as determined in good faith by a majority of the Board of Directors including the Preferred Shareholder Directors, if any), as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

                    (iii) If Additional Ordinary Shares or Ordinary Share
                         Equivalents exercisable, convertible or exchangeable for Additional Ordinary Shares are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Ordinary Shares or such Ordinary Share Equivalents shall be computed as that portion of the consideration received (as determined in good faith by a majority of the Board of Directors including the Preferred Shareholder Directors, if any) to be allocable to such Additional

                         Ordinary Shares or Ordinary Share Equivalents.

                    (iv) For the purpose of making any adjustment to the
                         Conversion Price provided in Clause (E)(i)(d)(5), if at any time, or from time to time, the Company issues any Ordinary Share Equivalents exercisable, convertible or exchangeable for Additional Ordinary Shares and the Effective Conversion Price of such Ordinary Share Equivalents is less than the Conversion Price in effect immediately prior to such issuance, then, for purposes of calculating any adjustment with respect to the Conversion Price, at the time of such issuance the Company shall be deemed to have issued the maximum number of Additional Ordinary Shares issuable upon the exercise, conversion or exchange of such Ordinary Share Equivalents and to have received in consideration for each Additional Ordinary Share deemed issued an amount equal to the Effective Conversion Price.

          (f) Other Dilutive Events. In case any event shall occur as to which the other provisions of these Articles are not strictly applicable, but the failure to make any adjustment to the Conversion Price would not fairly protect the conversion rights of the Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in these Articles, necessary to preserve, without dilution, the conversion rights of the Preferred Shares.

          (g) Certificate of Adjustment. In the case of any adjustment or readjustment of the Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Preferred Shares at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Ordinary Shares issued or sold or deemed to have been issued or sold, (ii) the number of Additional Ordinary Shares issued or sold or deemed to be issued or sold, (iii) the Conversion Price in effect before and after such adjustment or readjustment, and (iv) the number of Ordinary Shares and the type and amount, if any, of other property which would be received upon conversion of the Preferred Shares after such adjustment or readjustment.

          (h) Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment to the Conversion Price or the number or character of the Preferred Shares as set forth herein, the Company shall give notice to the holders of the Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of the Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

          (i) Reservation of Shares Issuable Upon Conversion. Notices. Any notice required or permitted pursuant to Clause (E)(i) shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to each holder of record at the address of such holder appearing on the books of the Company. Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

          (j) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Ordinary Shares upon conversion of Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Ordinary Shares in a name other than that in which the Preferred Share so converted were registered.

(F)  REDEMPTION

     (i) Except as provided for in this Article, the Preferred Shares shall not be redeemable.

          (a)  Optional Redemption.

               (1) Prior to the consummation of a Qualified IPO, the holders of at least a majority of the outstanding Series A Preferred Shares or Series B Shares, as the case may be, may, by written request to the Company (the "REDEMPTION REQUEST"), require that the Company redeem all, but not less than all, of the outstanding Preferred Shares held by such holders in accordance with the following terms; provided that the holders of Series A Shares and Series B Shares may not exercise such right prior to the third anniversary of the initial issuance of the first Series A Share. A Redemption Request shall be given by hand or by mail to the registered office of the Company.

               (2) Following receipt of a Redemption Request, the Company shall within thirty (30) calendar days give written notice (a "REDEMPTION NOTICE") to each holder of record of Preferred Shares, at the address last shown on the records of the Company for such holder(s). Such Redemption Notice shall indicate that holders of Series A Shares or Series B Shares, as the case may be, have elected redemption of all of their Preferred Shares pursuant to the provisions of these Articles, shall specify the redemption date, shall direct the holders of such shares to submit their share certificates to the Company on or before the scheduled Redemption Date (as defined below), and shall direct the holders of Preferred Shares who have not otherwise elected to redeem their Preferred Shares of the process whereby such other holders also may elect to redeem their Preferred Shares pursuant to the provisions of these Articles. If the Company reasonably expects that the Company's assets or funds which will be legally available on the Redemption Date are insufficient to pay in full each Redemption Price (as defined below) to be paid at such Redemption Date, then the Company shall so specify in the Redemption Notice and shall also specify the number of the Series A Shares and/or Series B Shares, as the case may be, that the Company reasonably expects it will have sufficient funds to redeem in full on the Redemption Date.

               (3) The redemption price for each Preferred Share redeemed pursuant to these Articles shall be equal to the Original Issue Price for such Preferred Share plus the sum of an amount representing an internal rate of return of twelve percent (12%) per annum on the Original Issue Price and all dividends accrued and unpaid with respect to such Preferred Share (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) calculated from the date of issuance of such Preferred Share (the "REDEMPTION PRICE"). The redemption of any Preferred Shares pursuant to these Articles will take place within sixty (60) days of the date of such Redemption Notice at the offices of the Company, or such later date or other place as the holders electing to redeem their Preferred Shares and the Company may mutually agree in writing (each a "REDEMPTION DATE"). At a Redemption Date, subject to applicable law, the Company will, from any source of assets or funds legally available therefor, redeem each Preferred Share that has been submitted for redemption by paying in cash therefor the Redemption Price for such Preferred Share, against surrender by such holder at the Company's principal office of the certificate representing such share. From and after a Redemption Date, if the Company makes the Redemption Price available to a holder of a Preferred Share, all rights of such holder (except the right to receive the Redemption Price) will cease with respect to such Preferred Share, and such Preferred Share will not thereafter be transferred on the books of the Company or be deemed outstanding for any purpose whatsoever.

     (b) Insufficient Funds. If the Company's assets or funds which are legally available on any Redemption Date are insufficient to pay in full the Redemption Price in full on all Preferred Shares to be redeemed on such Redemption Date, or if the Company is otherwise prohibited by applicable law from making such redemption, those assets or funds which are legally available shall be used to the extent permitted by applicable law to pay all Redemption Prices due on such Redemption Date ratably in proportion to the full amounts to which the holders to which such payments are due would otherwise be respectively entitled thereon. Thereafter, all assets or funds of the Company that become legally available for the redemption of shares shall immediately be used to pay the Redemption Prices which the Company did not pay on the date that the payment of such Redemption Prices were due, without limiting any rights of the holders of Preferred Shares which are set forth in the Memorandum and these Articles, or are otherwise available under law, the balance of any shares subject to redemption hereunder with respect to which the Company has become obligated to pay the Redemption Price but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such Preferred Shares had prior to such date, until the Redemption Price has been paid in full with respect to such Preferred Shares.

     (c) No Reissuance of Preferred Shares. No Preferred Share acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

                                   SCHEDULE II

(A)  RIGHT OF PARTICIPATION WITH RESPECT TO NEW SECURITIES. Subject to Clauses
     (B) and (C) hereunder, the Company grants to each of the holders of Preferred Shares then outstanding the right of participation (the "RIGHT OF PARTICIPATION") to purchase its Pro Rata Share of New Securities which the Company may, from time to time prior to the Qualified IPO, propose to allot and issue; provided that (i) no holder of Series A Shares may exercise its Right of Participation unless the Majority of the Series A Shareholders elect to exercise such right and (ii) no holder of Series B Shares may exercise its Right of Participation unless the Lead Series B Shareholder elects to exercise such right. The Company shall offer to each holder of Preferred Shares for subscription up to its Pro Rata Share of the New Securities on the same terms and at the same price at which the Company proposes to allot and issue the New Securities.

(B)  ISSUANCE NOTICE.

     (i) In the event the Company proposes to issue New Securities, it shall give the holders of the Preferred Shares then outstanding a written notice (the "ISSUANCE NOTICE") of the Company's intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, an offer for subscription the aggregate number of New Securities that holders of the Series A Shares as a single class and holders of the Series B Shares as a single class are each entitled to purchase pursuant to Clause (A) above, a statement that all such holders shall have thirty (30) days from the date of receipt of the Issuance Notice to accept the offer for subscription under the Issuance Notice (the "ISSUANCE NOTICE PERIOD"), and a statement that no such holder shall be entitled to exercise the Right of Participation unless (i) in the case of the holders of Series A Shares, the Majority of the Series A Shareholders must exercise such right and (ii) in the case of the holders of Series B Shares, the Lead Series B Shareholder must exercise such right.

     (ii) If the Majority of the Series A Shareholders elect to exercise the Right of Participation with the Issuance Notice Period, each such holder may elect to purchase up to its Pro Rata Share of the New Securities for the price and upon the terms specified in the Issuance Notice by (a) giving written notice to the Company within the Issuance Notice Period and (b) sending payment for its Pro Rata Share of New Securities to the Company.

     (iii) If the Lead Series B Shareholder elects to exercise the Right of Participation with the Issuance Notice Period, each such holder may elect to purchase up to its Pro Rata Share of the New Securities for the price and upon the terms specified in the Issuance Notice by (a) giving written notice to the Company within the Issuance Notice Period and (b) sending payment for its Pro Rata Share of New Securities to the Company.

(C)  SALE OF NEW SECURITIES.

     (i) If the Majority of the Series A Shareholders fail to exercise the Right of Participation within the Issuance Notice Period, the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered by the Issuance Notice shall be closed, if at all, within thirty (30) days after the date of such agreement) to allot and issue the New Securities, at a price and upon general terms no more favorable to the subscriber of the New Securities than specified in the Issuance Notice. If the number of New Securities which the Majority of the Series A Shareholders elect to subscribe in the aggregate is less the aggregate number of New Securities that the holders of Series A Shares are entitled to purchase as stated in the Issuance Notice, the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered by the Issuance Notice shall be closed, if at all, within thirty (30) days after the date of such agreement) to allot and issue up to such number of the New Securities as equal to the difference between the number of New Securities which the Majority of the Series A Shareholders elect to subscribe in the aggregate and the aggregate number of New Securities that the holders of Series A Shares are entitled to purchase as stated in the Issuance Notice, at a price and upon general terms no more favorable to the subscriber of the New Securities than specified in the Issuance Notice. In the event the Company has not allotted and issued the New Securities within this ninety (90) day period, the Company shall not thereafter allot or issue any New Securities without first offering the New Securities to holders of the Series A Shares in the manner provided above.

     (ii) If the Lead Series B Shareholder fails to exercise the Right of Participation within the Issuance Notice Period, the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered by the Issuance Notice shall be closed, if at all, within thirty (30) days after the date of such agreement) to allot and issue the New Securities, at a price and upon general terms no more favorable to the subscriber of the New Securities than specified in the Issuance Notice. If the number of New Securities which the Lead Series B Shareholder elects to subscribe in the aggregate is less the aggregate number of New Securities that the holders of Series B Shares are entitled to purchase as stated in the Issuance Notice, the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered by the Issuance Notice shall be closed, if at all, within thirty (30) days after the date of such agreement) to allot and issue up to such number of the New Securities as equal to the difference between the number of New Securities which the Lead Series B Shareholder elects to subscribe in the aggregate and the aggregate number of New Securities that the holders of Series B Shares are entitled to purchase as stated in the Issuance Notice, at a price and upon general terms no more favorable to the subscriber of the New Securities than specified in the Issuance Notice. In the event the Company has not allotted and issued the New Securities within this ninety (90) day period, the Company shall not thereafter allot or issue any New Securities without first offering the New Securities to holders of the Series B Shares in the manner provided above.

                                  SCHEDULE III

(A)  RIGHT OF FIRST REFUSAL.

     (i) Subject to the provisions of this Clause (A) and Clauses (E) and (G) hereof, if the Founder proposes to sell or otherwise transfer, directly or indirectly ("TRANSFER"), any interest in any Ordinary Shares or other voting securities of the Company owned by the Founder (the "FOUNDER SHARES"), then each of the holders of the Preferred Shares shall have a right of first refusal (the "RIGHT OF FIRST REFUSAL") to purchase the Founder Shares proposed to be Transferred; provided that with respect each such Transfer, (i) no holder of Series A Shares may exercise its Right of First Refusal unless the Majority of the Series A Shareholders elect to exercise such right and (ii) no holder of Series B Shares may exercise its Right of First Refusal unless the Lead Series B Shareholder elects to exercise such right.

     (ii) The Founder shall give a written notice (the "Transfer Notice") to each of the holder the Preferred Shares describing fully the proposed Transfer, including the number of shares proposed to be Transferred, the proposed Transfer price, the name and address of the proposed Transferee and a statement that no such holder may exercise the Right of First Refusal unless (i) in the case of the holder of Series A Shares, the Majority of the Series A Shareholders must exercise such right and (ii) in the case of the holder of Series B Shares, the Lead Series B Shareholder must exercise such right. The Transfer Notice shall be accompanied by a written certification by the Founder that the proposed transferee is a bona fide purchaser and the Transfer Notice constitutes a binding commitment of the Founder and the proposed transferee, with or without conditions, for the Transfer of that Founder Shares subject to the Right of First Refusal of the Majority of the Series A Shareholders or the Lead Series B Shareholder, as the case may be.

     (iii) The holders of the Preferred Shares shall then have the right to purchase up to all of the Founder Shares subject to the Transfer Notice at a price per share equal to the proposed per share transfer price, by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to such holders; provided that (i) in the case of the Series A Shareholders, the Majority of the Series A Shareholders have elected to exercise such right and (ii) in the case of the Series B Shareholders, the Lead Series B Shareholder has elected to exercise such right.

(B)  CO-SALE RIGHT.

     (i) General. If the Founder proposes to Transfer any Founder Shares or any interest therein to any person or entity, each holder of the Preferred Shares shall have the right, exercisable upon written notice to the Founder within thirty (30) days after the date the Transfer Notice is delivered to such holder, to participate in such sale of Founder Shares on substantially the same terms and conditions applicable to the Founder (the "CO-SALE RIGHT"); provided, however, that (i) the Co-Sale Right shall not apply to any Transfer of Founder Shares pursuant to the exercise of the Right of First Refusal under Clause
          (A) and (ii) with respect to each such Transfer, (A) no holder of Series A Shares may exercise its Co-Sale Right unless the Majority of the Series A Shareholders elect to exercise such right and (B) no holder of Series B Shares may exercise its Co-Sale Right unless the Lead

          Series B Shareholder elects to exercise such right.

     (ii) Notice of Exercise.

          (a) Notice of exercise of the Co-Sale Right shall indicate the number of Founder Shares each holder of the Preferred Shares wishes to Transfer under the Co-Sale Right and include an acknowledgment from such holder that it may not exercise its Co-Sale Right unless (A) in the case of the holders of Series A Shares, the Majority of the Series A Shareholders must exercise such right and (ii) in the case of the holders of Series B Shares, the Lead Series B Shareholder must exercise such right.

          (b) If the Majority of the Series A Shareholders elect to exercise the Co-Sale Right, the holders of the Series A Shares may Transfer in the aggregate up to the number of shares of Founder Shares equal to the product obtained by multiplying the aggregate number of the Founder Shares proposed to be Transferred as set out in the Transfer Notice by a fraction, (x) the numerator of which is the number of Shares held in the aggregate by such Majority of the Series A Shareholders immediately before the Transfer and (y) the denominator of which is the total number of the Shares held, in the aggregate, by the Founder and such Majority of the Series A Shareholders immediately before the Transfer. If the Majority of the Series A Shareholders exercise their Co-Sale Right in accordance with the terms and conditions set forth in this Clause (B), the Founder may Transfer its Shares only if the proposed transferee completes the purchase of the shares which such Majority of the Series A Shareholders seek to sell pursuant to the exercise of the Co-Sale Right.

          (c) If the Lead Series B Shareholder elects to exercise the Co-Sale Right, the holders of the Series B Shares may Transfer in the aggregate up to the number of shares of Founder Shares equal to the product obtained by multiplying the aggregate number of the Founder Shares proposed to be Transferred as set out in the Transfer Notice by a fraction, (x) the numerator of which is the number of Shares held in the aggregate by such Lead Series B Shareholder immediately before the Transfer and (y) the denominator of which is the total number of the Shares held, in the aggregate, by the Founder and such Lead Series B Shareholder immediately before the Transfer. If the Lead Series B Shareholder exercises its Co-Sale Right in accordance with the terms and conditions set forth in this Clause (B), the Founder may Transfer its Shares only if the proposed transferee completes the purchase of the shares which such Lead Series B Shareholder seeks to sell pursuant to the exercise of the Co-Sale Right.

     (iii) Delivery of Certificates.

          (a) The Majority of the Series A Shareholders shall effect their participation in the Transfer under this Clause (B) by, promptly or no later than fifteen (15) days after the exercise of such Majority of the Series A Shareholders of the Co-Sale Right, delivering to the Founder for Transfer to the prospective purchaser one or more certificates, properly endorsed for Transfer, which represent the type and number


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               of the Series A Shares which such Majority of the Series A
               Shareholders elect to Transfer; provided, however, that if the prospective purchaser objects to the delivery of the Series A Shares in lieu of Ordinary Shares, such Majority of the Series A Shareholders shall first convert the Series A Shares into Ordinary Shares and deliver Ordinary Shares as provided in this Clause (B). The Company agrees to make any such conversion concurrent with and contingent upon the actual Transfer of such shares to the prospective purchaser.

          (b) The Lead Series B Shareholder shall effect its participation in the Transfer under this Clause (B) by, promptly or no later than fifteen (15) days after the exercise of the Lead Series B Shareholder of the Co-Sale Right, delivering to the Founder for Transfer to the prospective purchaser one or more certificates, properly endorsed for Transfer, which represent the type and number of the Series B Shares which such Lead Series B Shareholder elects to Transfer; provided, however, that if the prospective purchaser objects to the delivery of the Series B Shares in lieu of Ordinary Shares, such Lead Series B Shareholder shall first convert the Series B Shares into Ordinary Shares and deliver Ordinary Shares as provided in this Clause (B). The Company agrees to make any such conversion concurrent with and contingent upon the actual Transfer of such shares to the prospective purchaser.

     (iv) Sales Proceeds.

          (a) The stock certificate or certificates that the Majority of the Series A Shareholders deliver to the Founder pursuant Clause
               (B)(iii)(a) shall be transferred to the prospective purchaser in consummation of the sale of the Founder Shares pursuant to substantially the same terms and conditions as specified in the Transfer Notice, and the Founder shall upon receiving the same from the prospective purchaser concurrently remit to each holder constituting such Majority of the Series A Shareholders on a prorated basis the portion of the sale proceeds to which such Majority of the Series A Shareholders is entitled by reason of its participation in the Transfer. To the extent that any prospective purchaser or purchasers prohibit assignment or otherwise refuse to purchase shares or other securities from such Majority of the Series A Shareholders, the Founder shall not Transfer to the prospective purchaser or purchasers any Series A Shares unless and until, simultaneously with the sale, the Founder purchases those shares or other securities from such Majority of the Series A Shareholders.

          (b) The stock certificate or certificates that the Lead Series B Shareholder delivers to the Founder pursuant to Clause
               (B)(iii)(b) shall be transferred to the prospective purchaser in consummation of the sale of the Founder Shares pursuant to substantially the same terms and conditions as specified in the Transfer Notice, and the Founder shall upon receiving the same from the prospective purchaser concurrently remit to the Lead Series B Shareholder on a prorated basis the portion of the sale proceeds to which the Lead Series B Shareholder is entitled by reason of its participation in the Transfer. To the extent that any prospective purchaser or purchasers prohibit assignment or otherwise refuse to purchase shares or other securities from the Lead Series B Shareholder, the Founder shall


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               not Transfer to the prospective purchaser or purchasers any
               Series A Shares unless and until, simultaneously with the sale, the Founder purchases those shares or other securities from the Lead Series B Shareholder.

     (v) Purchase and Sales Agreement. The terms and conditions of any sale pursuant to this Clause B shall be memorialized in, and governed by, a written purchase and sales agreement with customary terms and provisions for such a transaction; provided that the Majority of the Series A Shareholders or the Lead Series B Shareholder, as the case may be, shall not be required to give any representations or warranties other than those reasonably requested relating to its title in and ownership of the shares and information relating to such majority or in connection with complying with the relevant exemptions of the Securities Act.

(C) SALE BY THE FOUNDER. Subject to Clause (F), if and to the extent that either or both of the Majority of the Series A Shareholders or the Lead Series B Shareholder do not exercise its Right of First Refusal or Co-Sale Right with respect to the sale of the Founder Shares subject to the Transfer Notice within the relevant prescribed period, the Founder may, not later than ninety (90) days following delivery to such Majority of the Series A Shareholders and/or the Lead Series B Shareholder, as the case may be, of the Transfer Notice, conclude a bona fide Transfer of all of the Founder Shares covered by the Transfer Notice on terms and conditions not more favorable to the transferee or transferor than those described in the Transfer Notice. Any proposed Transfer on terms and conditions more favorable than those described in the Transfer Notice, as well as any subsequent proposed transfer of any Founder Shares by the Founder, shall again be subject to the Right of First Refusal and the Co-Sale Right held by the Majority of the Series A Shareholders and/or the Lead Series B Shareholder, as the case may be, and shall require compliance by the Founder with the procedures described in this Schedule III.

(D) NO ADVERSE EFFECT. The exercise or non-exercise by either or both of the Majority of the Series A Shareholders or the Lead Series B Shareholder of the Right of First Refusal or the Co-Sale Right shall not adversely affect its rights to participate in subsequent transfers of Founder Shares by the Founder subject to the provisions of this Schedule III.

(E)  EXEMPT TRANSFERS.

     (i) Notwithstanding the foregoing, the Right of Refusal and the Co-Sale Right shall not apply to any transfer or transfers of Founder Shares by the Founder to its Affiliates or the Company's employees, provided that such employee transferee shall agree to the same transfer restrictions set out in this Schedule III.

     (ii) Notwithstanding the foregoing, the Right of First Refusal or the Co-Sale Right shall not apply to the sale of any Founder Shares to the public pursuant to a Registration Statement filed with, and declared effective by, the Commission under the Securities Act (or with respect to a Registration in a jurisdiction other than the United States, with or by an equivalent agency under applicable law in such jurisdiction).

(F) PROHIBITED TRANSFER. No sale of the Shares to a transferee under Clause (E) shall be effective if a purpose or effect of such transfer shall have been to circumvent the provisions in Clauses (A) and (B) hereof. Each Shareholder shall remain responsible for the performance of this Article by


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

     each transferee of such Shareholder to whom the Shares are transferred. If any Affiliate of any Shareholder to whom the Shares are transferred pursuant to Clause (E) ceases to be an Affiliate of such Shareholder from whom it acquired such Shares pursuant to such provision, such Person shall re-convey such Shares to such transferring Shareholder as soon as reasonably practicable after such Person knows of its upcoming change of status immediately prior thereto. If such change of status is not known until after its occurrence, the former Affiliate shall make such transfer to such transferring Shareholder as soon as practicable after the former Affiliate receives notice thereof.

(G) RESTRICTIONS ON THE TRANSFER BY THE PREFERRED SHAREHOLDERS. Any Preferred Shares, or any classes of shares of the Company, held by the Preferred Shareholders are freely transferable, subject to restrictions under applicable laws, provided, however, that (i) the holders of the Preferred Shares shall give advance written notice to the Company with respect to a proposed transfer of such shares, and (ii) such holders shall not transfer such shares to any Person whose principal business is, in the good faith determination of two-thirds of the members of the Board (not counting the Series A Nominees in the event that the Series A Shares are being proposed to be transferred and not counting the Series B Nominees in the event that the Series B Shares are proposed to be transferred), in direct competition with the principal business of the Company at the time of such transfer. In addition to the foregoing, for a period of one year (1) following the date of the Series A Shareholders Agreement, the Series A Shareholder (or its Affiliates) shall not transfer shares of the Company representing, on an aggregated basis, more than 50% of the Series A Shares (as determined on a fully-diluted, as-converted basis) to a Person other than Affiliates of the Series A Shareholder without the prior written consent of the Company, which consent shall not be unreasonably withheld.


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